Education Management Corporation Reports Fiscal 2011 Third Quarter Results

PITTSBURGH, April, 27, 2011 /PRNewswire/ -- Education Management Corporation (NASDAQ: EDMC), one of the largest providers of post-secondary education in North America, today reported its financial results for the three months ended March 31, 2011. Net revenues were $754.3 million, an increase of 12.9% as compared to the third quarter of the prior fiscal year. Net income was $73.0 million, or $0.53 per diluted share. Excluding the fair market value loss of $13.2 million on the Education Finance Loan portfolio recorded at March 31, 2011 and reversal of a $3.5 million uncertain tax position liability, diluted earnings per share would have been $0.57.

Financial Highlights

  Net revenues for the three months ended March 31, 2011 increased 12.9% to $754.3 million, compared to $667.9 million for the same period a year ago. This increase was primarily driven by a 12.8% increase in January student enrollment.
  Reported net income for the third quarter of fiscal 2011 was $73.0 million, or $0.53 per diluted share, compared to net income of $84.6 million, or $0.59 per diluted share, for the same period a year ago. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 6.9% to $182.0 million in the third quarter of fiscal 2011 compared to the prior year period.
  Excluding certain non-operating expenses and reversals of uncertain tax liabilities recorded during the third quarters of fiscal 2011 and 2010 described below, net income for the three months ended March 31, 2011 grew 8.3% from $71.7 million to $77.6 million, while EBITDA increased 10.9% from $176.1 million to $195.2 million.
  Subsequent to March 31, 2011, the Company sold its subsidiary that held loans purchased from a private lender under the Company's Education Finance Loan program to an unaffiliated Delaware trust for sale proceeds of $44.4 million. In connection with the sale, the Company pre-funded approximately $1.6 million for the purchase of loans under the Education Finance Loan program through June 30, 2011.
  The following non-operating items impacted net income during the third quarter of fiscal 2011 and 2010 (dollars in millions; positive adjustments in brackets):

	Third Quarter
	Fiscal 2011	Fiscal 2010
Fair market value loss on EFL loan portfolio	$ 13.2	$ --
Corporate restructuring and other costs	--	5.8
Total impacts to EBITDA	$ 13.2	$ 5.8
Loss on debt extinguishment	---	2.4
Total expenses, pre-tax	$ 13.2	$ 8.2
Total expenses, net of tax	$ 8.1	$ 5.0
Effect of tax liability reversals	(3.5)	(17.9)
Effect on net income	$ 4.6	$(12.9)

  At March 31, 2011, cash and cash equivalents were $613.2 million as compared to $472.6 million at March 31, 2010. There were no outstanding borrowings under the revolving credit facility at either March 31, 2011 or March 31, 2010.
  Cash flow from operations for the nine-month period ended March 31, 2011 was $513.8 million compared to $370.7 million in the prior year period excluding a fee of $29.6 million to terminate a management agreement in connection with the Company's initial public offering and tender offer-related costs of $0.9 million paid during the second and third quarters of fiscal 2010. This increase in operating cash flows as compared to the prior year period was primarily related to improved operating performance and the timing of cash collections versus the prior year period.
  On a cash-basis, capital expenditures were $106.3 million, or 4.8% of net revenues, for the nine months ended March 31, 2011 compared to $119.8 million, or 6.4% of net revenues, in the same period in the prior year.
  Since the inception of its share repurchase program, the Company has repurchased 9.3 million shares through March 31, 2011 at an average share price of $15.14.  During the third quarter of fiscal 2011, the Company repurchased 4.1 million shares at an average share price of $18.30.

Student Enrollment

At the start of the current April quarter, total enrollment at the Company's schools was approximately 148,800 students, a 6.6% increase from the same time last year. Same-school enrollment (schools with enrollment for one year or more) increased 5.9% to over 147,800 students. The number of students enrolled in fully online programs increased 11.2% to over 41,000 students.

	2011	2010	Percentage
	April	April	Change
Total enrollment	148,800	139,600	6.6%
Same-school enrollment(1)	147,800	139,600	5.9%
Students enrolled in fully online programs	41,000	36,900	11.2%
(1) Schools with enrollment for one year or more

Our quarterly revenues and income fluctuate primarily as a result of the pattern of student enrollments. The seasonality of our business has decreased over the last several years due primarily to an increased percentage of students enrolling in online programs, which generally experience less seasonal fluctuation than campus-based programs. The first quarter is typically the lowest revenue recognition quarter due to student vacations.

Fiscal 2011 Guidance – 4th Quarter

For the fourth quarter of fiscal 2011, net income, EBITDA and diluted earnings per share are expected to be between $34 million and $37 million, $125 million and $132 million, and $0.25 and $0.27, respectively.

Fiscal 2011 Guidance – 12 months ending June 30, 2011

For the twelve months ending June 30, 2011, net income and diluted earnings per share are expected to be between $228 million and $232 million and $1.65 and $1.67, respectively. Excluding the expenses incurred during the second quarter of fiscal 2011 related to the amendment of the Company's senior credit facility and during the third quarter of fiscal 2011 related to the EFL loan portfolio fair market value loss and uncertain tax liability reversal, net income, EBITDA and earnings per diluted share for the twelve months ending June 30, 2011 are anticipated to be between $238 million and $242 million, $653 million and $660 million and $1.72 and $1.74, respectively.

For fiscal year 2011, capital expenditures are projected to be approximately 5.0% of net revenues, compared to 7.0% of net revenues in fiscal 2010.

The presentation of EBITDA, as well as the presentations excluding certain expenses, do not comply with U.S. generally accepted accounting principles (GAAP). For an explanation of EBITDA and EBITDA excluding certain expenses, and a reconciliation to net income, the most directly comparable GAAP financial measure, see the Non-GAAP Financial Measures disclosure in the financial tables section below.

Conference Call and Webcast

Education Management will host a conference call to discuss its fiscal 2011 third quarter on Thursday, April 28, 2011 at 9:00 a.m. (Eastern Time). Those wishing to participate in this call should dial 412-317-6789 approximately 10 minutes prior to the start of the call. A listen-only audio of the conference call will also be broadcast live over the internet at www.edmc.edu. A replay of the conference call will be available at www.edmc.edu for up to one year.

About Education Management

Education Management (www.edmc.edu), with approximately 158,300 students as of October 2010, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 104 locations in 31 U.S. states and Canada. We offer academic programs to our students through campus-based and online instruction, or through a combination of both. We are committed to offering quality academic programs and continuously strive to improve the learning experience for our students. Our educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including design, media arts, health sciences, psychology and behavioral sciences, culinary, fashion, business, education, legal and information technology.

Cautionary Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain words such as "anticipates," "believes," "estimates," "expects," "intends" or similar words indicating that future outcomes are not known with certainty and are subject to risk factors that could cause these outcomes to differ significantly from those projected. Forward-looking statements include, but are not limited to, statements related to the Company's future operating and financial performance, and include statements regarding expected enrollment, revenue, expense levels, capital expenditures and earnings. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Some of the factors that could cause actual results to differ materially include, but are not limited to: changes in the overall U.S. or global economy; changes in enrollment or student mix; our ability to maintain eligibility to participate in Title IV programs; increased or unanticipated legal and regulatory costs; changes in accreditation standards; the implementation of new operating procedures for our fully online programs; the outcome of the U.S. Department of Education's current rulemaking process addressing gainful employment; and other factors discussed in our filings with the Securities and Exchange Commission, including those identified in the "Risk Factors" section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Past results of Education Management are not necessarily indicative of its future results. Education Management does not undertake any obligation to update any forward-looking statements.

— Tables to Follow —

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS – FISCAL THIRD QUARTER (Dollars in millions, except per share amounts) (Unaudited)
	For the three months ended March 31,			For the nine months ended March 31,
	2011	2010	% change	2011	2010	% change
Net revenues	$754.3	$667.9	12.9%	$2,192.2	$1,857.8	18.0%

Costs and expenses:
Educational services (1)(4)	381.7	323.1	18.1%	1,113.4	934.1	19.2%
General and administrative (5)	190.6	174.5	9.2%	564.3	491.6	14.8%
Management fees paid to affiliates (6)	--	--	n/m	--	32.1	n/m
Depreciation and amortization	37.1	30.7	21.1%	107.5	88.9	21.0%
Total costs and expenses	609.4	528.3	15.4%	1,785.2	1,546.7	15.4%

Income before loss on extinguishment of debt, interest and income taxes	144.9	139.6	3.8%	407.0	311.1	30.8%
Interest expense, net	31.5	27.9	12.6%	87.5	94.7	(7.5%)
Loss on extinguishment of debt (2)	--	2.4	n/m	8.4	47.2	n/m

Income before income taxes	113.4	109.3	3.8%	311.1	169.2	83.9%
Provision for income taxes (3)	40.4	24.7	64.0%	116.4	48.6	n/m

Net income	$ 73.0	$ 84.6	(13.7%)	$ 194.7	$120.6	61.4%

Diluted earnings per share	$0.53	$ 0.59	n/m	$1.39	$ 0.89	n/m
Weighted average number of diluted shares outstanding (000's)	136,759	143,936		140,003	135,675

The statement of operations above includes costs incurred in the three and nine month periods of fiscal 2011 and fiscal 2010, as follows:

(1) Includes bad debt expense of $32.2 million and $28.0 million in the three months ended March 31, 2011 and 2010, respectively, and $105.8 million and $78.6 million in the nine months ended March 31, 2011 and 2010, respectively. Also includes fair value adjustments to the Education Finance Loan portfolio of $21.4 million in fiscal 2011, of which $13.9 million occurred in the March 31, 2011 quarter, including reserves on aid awarded during the quarter.

(2) Includes the acceleration of deferred financing fees of $5.1 million and debt extinguishment costs of $3.3 million in the nine month period ended March 31, 2011.  Includes accelerated deferred financing fees of $5.6 million and a premium of $41.6 million paid to repurchase the senior subordinated notes in fiscal 2010, of which $0.3 million in deferred financing fees and $2.1 million of premium paid occurred in the three month period ended March 31, 2010.

(3) Includes the reversal of $3.5 million of uncertain tax position liabilities in the three and nine month 2011 periods and the reversal of $17.9 million of uncertain tax position liabilities in the three and nine month 2010 periods.

The statement of operations above includes costs incurred in the nine month period of fiscal 2010 associated with the initial public offering, as follows:

(4) Previously deferred stock-based compensation costs of $2.2 million.

(5) Previously deferred stock-based compensation costs of $13.0 million and $0.9 million in other costs.

(6) Management agreement termination fee of $29.6 million.

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES SELECTED CASH FLOW STATEMENT DATA – FISCAL THIRD QUARTER (Dollars in millions) (Unaudited)
	For the nine months ended March 31,
	2011	2010	% change
Net cash flows provided by operations	$513.8	$340.2	51.1%
Capital expenditures (1)	(106.3)	(119.8)	(11.3%)
Common stock repurchases	(135.7)	- -	n/m
(1) Represents cash paid for long-lived assets

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES SELECTED BALANCE SHEET DATA – FISCAL THIRD QUARTER (Dollars in millions) (Unaudited)
	As of March 31,
	2011	2010
Cash and cash equivalents	$ 613.2	$ 472.6
Current assets	911.3	715.4
Total assets	4,739.7	4,479.5
Revolving credit facility	--	--
Other current liabilities	679.0	528.2
Long-term debt (including current portion)	1,529.6	1,541.8
Shareholders' equity	2,158.3	2,022.4

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
Reconciliation of Net Income to EBITDA
(Dollars in millions) (Unaudited)

Non-GAAP Financial Measures

EBITDA, a measure used by management to measure operating performance, is defined as net income plus net interest expense, taxes and depreciation and amortization, including amortization of intangible assets. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We also present net income and EBITDA after adjusting for certain expenses detailed below, which also are non-GAAP financial measures. Management believes this presentation is also helpful in highlighting trends in our business because it excludes one time, non-recurring expenses. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to similarly titled measures of other companies.

	For the three months ended March 31,			For the nine months ended March 31,
	2011	2010	% change	2011	2010	% change
Net income	$73.0	$84.6	(13.7%)	$194.7	$120.6	61.4%

Net interest expense	31.5	27.9	12.6%	87.5	94.7	(7.5%)
Loss on extinguishment of debt	--	2.4	n/m	8.4	47.2	n/m
Income tax expense	40.4	24.7	64.0%	116.4	48.6	n/m
Depreciation and amortization	37.1	30.7	21.1%	107.5	88.9	21.0%
EBITDA	$182.0	$170.3	6.9%	$514.5	$400.0	28.6%

Management agreement termination fee	--	--	n/m	--	29.6	n/m
Previously deferred stock-based compensation costs	--	--	n/m	--	15.2	n/m
Restructuring and other costs	--	5.8	n/m	--	6.7	n/m
Fair market value loss on EFL loans	13.2	--	n/m	13.2	--	n/m
EBITDA excluding certain expenses	$195.2	$176.1	10.9%	$527.7	$451.5	16.9%

EDUCATION MANAGEMENT CORPORATION AND SUBSIDIARIES RECONCILIATION OF NON-GAAP MEASURES Reconciliation of Net Income to Net Income Excluding Certain Expenses (Dollars in millions) (Unaudited)
	For the three months ended March 31,
	2011	2010	% change
Net income, as reported	$ 73.0	$ 84.6	(13.7%)

Restructuring charge, net of tax	--	3.4	n/m
Loss on extinguishment of debt, net of tax	--	1.6	n/m
Fair market value loss on EFL loans, net of tax	8.1	--	n/m
Reversal of uncertain tax position liabilities	(3.5)	(17.9)	n/m
Net income, excluding certain expenses	$ 77.6	$ 71.7	8.3%

Reconciliation of Cash Flow from Operations to Cash Flow from Operations Excluding Certain Expenses (Dollars in millions) (Unaudited)
	For the nine months ended March 31,
	2011	2010	% change
Cash flow from operations, as reported	$ 513.8	$ 340.2	51.1%

Payment of management agreement termination fee	--	29.6	n/m
Payment of tender offer and other costs	--	0.9	n/m
Cash flow from operations, excluding certain expenses	$ 513.8	$ 370.7	38.6%

Reconciliation of Fiscal 2011 Guidance of Net Income to EBITDA (Dollars in millions, except earnings per share) (Unaudited) Fiscal 2011 Guidance – 4th Quarter
	For the three months ending June 30, 2011
	Low End	High End
Earnings per diluted share	$0.25	$0.27

Net income	$34	$37
Net interest expense	$33	$33
Income tax expense	21	23
Depreciation and amortization	37	39
EBITDA	$125	$132

Reconciliation of Fiscal Year 2011 Guidance of Net Income to EBITDA (Dollars in millions, except earnings per share) (Unaudited) Fiscal Year 2011 Guidance
	For the twelve months ending June 30, 2011
	Low End	High End
Earnings per diluted share	$1.65	$1.67

Earnings per diluted share excluding expenses related to the debt amendment, fair market value loss on the EFL loan portfolio and tax liability reversal	$1.72	$1.74

Net income	$228	$232
Expenses related to the debt amendment, fair market value adjustment on the EFL loan portfolio and uncertain tax liability reversal, net of tax	10	10
Net income excluding certain expenses	$238	$242

Net interest expense	$121	$121
Income tax expense	149	151
Depreciation and amortization	145	146
EBITDA excluding certain expenses	$653	$660

FOR:	Education Management Corporation
COMPANY CONTACT:
James Sober, CFA
Vice President, Finance
(412) 995-7684